NEWS RELEASE

Cardtronics Acquires Columbus Data Services

HOUSTON, July 6, 2015 –  Cardtronics, Inc. (Nasdaq: CATM), the world’s largest retail ATM owner / operator, completed its acquisition of Columbus Data Services, LLC on July 1.  Founded in 1999 and based in Dallas, Texas, CDS is a leading independent processor of ATM and payment card transactions, providing leading-edge solutions to ATM sales and service organizations and financial institutions.  CDS will operate as a separate division of Cardtronics and will continue to be led by the current management team.

The acquisition of CDS adds a dedicated, purpose-built technology platform for servicing ATM deployers that address independent retail locations.  CDS currently services over 90,000 ATM terminals for bank and non-bank ATM deployers and has a growing base of financial institution customers for card processing services.

The premier mobile and online management technology offered by CDS gives its customers powerful self-service tools to manage their ATM portfolios efficiently and in real-time.  Its robust technology infrastructure and direct connections to all major U.S. debit and credit payment networks provides a highly scalable platform for growth.

Cardtronics Chief Executive Officer Steve Rathgaber said:

“CDS has earned a reputation for technology, execution and service excellence and we are thrilled to have the CDS team join Cardtronics.  The company’s presence in processing ATMs in independent retail locations is highly complementary with Cardtronics’ strength in the larger chain retail market.  We look forward to bringing Cardtronics’ deeper resources, extensive distribution channels and differentiated ATM product set to CDS to accelerate its growth and provide greater value to its customers.”

The aggregate purchase price is approximately $80 million, subject to customary closing adjustments;  Cardtronics funded the acquisition with borrowings under its credit facility.  The acquisition will be slightly accretive to 2015 earnings and more accretive to 2016 earnings.  Cardtronics will provide updated fiscal 2015 financial guidance in conjunction with its upcoming second quarter earnings announcement.

About Columbus Data Services

CDS, based in Dallas, Texas, is a leading ATM and issuer processor,  providing ATM ISOs, financial institutions, and merchants with ATM driving and management services, network gateway access and debit card management services.

About Cardtronics (NASDAQ: CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates more than 111,500 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America’s most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance, including statements regarding the future growth of CDS and its value to its customers and accretive effects of the CDS acquisition. These statements reflect Cardtronics’ current expectations, and Cardtronics does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties,

3250 Briarpark Drive,  Suite 400, Houston, TX 77042   phone 832-308-4000   www.cardtronics.com

many of which are beyond Cardtronics’ control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the integration of acquired companies, competition in the ATM industry, the impact of the current economic environment, the unpredictability of the regulatory environment and other "Risk Factors" set forth in Cardtronics’ most recent Securities and Exchange Commission filings.

Contact Information:

Media Relations Nick Pappathopoulos Director – Public Relations 832-308-4396 npappathopoulos@cardtronics.com	Investor Relations Phillip Chin EVP Corporate Development & Investor Relations 832-308-4975 ir@cardtronics.com

Cardtronics is a registered trademark of Cardtronics, Inc.

All other trademarks are the property of their respective owners.

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3250 Briarpark Drive,  Suite 400, Houston, TX 77042   phone 832-308-4000   www.cardtronics.com